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                                                                  Exhibit (d)(1)

                              QUANTUM CORPORATION
                         SUPPLEMENTAL STOCK OPTION PLAN
                           (As amended May 29, 2001)

     1.   Purpose of the Plan. The purpose of the Quantum Corporation
          -------------------
Supplemental Stock Option Plan is to enable Quantum Corporation to provide an incentive to eligible employees and consultants whose present and potential contributions are important to the continued success of the Company, to afford these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain in its employment the best available talent for the successful conduct of its business. It is intended that this purpose will be effected through the granting of Nonstatutory Stock Options and Stock Purchase Rights.

     2.   Definitions.  As used herein, the following definitions shall apply:
          -----------
               (a)  "Administrator" means the Board or such of its Committees as
                     -------------
shall be administering the Plan, in accordance with Section 5 of the Plan.

               (b)  "Applicable Laws" means all applicable law, including
                     ---------------
without limitation, the Code, Delaware General Corporation Law, and applicable federal and state securities laws.

               (c)  "Board" means the Board of Directors of the Company.
                     -----

               (d)  "Code" means the Internal Revenue Code of 1986, as amended.
                     ----

               (e)  "Committee" means a Committee appointed by the Board in
                     ---------
accordance with Section 5 of the Plan and constituted in accordance with Applicable Laws.

               (f)  "Company" means Quantum Corporation, a Delaware corporation.
                     -------

               (g)  "Consultant" means any person, including an advisor, engaged
                     ----------
by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term "Consultant" shall not include any person who is also an Officer or Director.

               (h)  "Continuous Status as an Employee or Consultant" means that
                     ----------------------------------------------
the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary, or where applicable, any entity affiliated with the Company. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries, or where applicable, affiliated or successor entities or (iii) notification of a reduction-in-force, such termination shall be considered to have occurred at the end of the
     Employee's continuation period.

               (i)  "Director" means a member of the Board.
                     --------

               (j)  "Disability" means total and permanent disability as defined
                     ----------
in Section 22(e)(3) of the Code.
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               (k)  "Employee" means any person employed by the Company other
                     --------
than any person who is an Officer or Director; including employees of any Parent, Subsidiary or, where applicable, entities affiliated with the Company.

               (l)  "Fair Market Value" means, as of any date, the closing sales
                     -----------------
price of the Shares (or the closing bid, if no sales were reported) as quoted on the stock exchange with the greatest volume of trading in such Shares on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

               (m)  "Nonstatutory Stock Option" means any Option that is not
                     -------------------------
intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

               (n)  "Notice of Grant" means a written notice evidencing certain
                     ---------------
terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement or Restricted Stock
Purchase Agreement, as the case may be.

               (o)  "Officer" means a person who is an officer of the Company
                     ------
within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               (p)  "Option" means a stock option granted pursuant to the Plan.
                     ------

               (q)  "Option Agreement" means a written agreement between the
                     ----------------
Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

               (r)  "Optioned Stock" means the Shares subject to an Option or
                     --------------
Stock Purchase Right.

               (s)  "Optionee" means an Employee or Consultant who holds an
                     --------
outstanding Option or Stock Purchase Right.

               (t)  "Parent" means a "parent corporation," whether now or
                     ------
hereafter existing, as defined in Section 424(e) of the Code.

               (u)  "Plan" means this Quantum Corporation Supplemental Stock
                     ----
Option Plan.

               (v)  "Restricted Stock" means Shares subject to a Restricted
                     ----------------
Stock Purchase Agreement acquired pursuant to a grant of Stock Purchase Rights under Section 8 of the Plan.

               (w)  "Restricted Stock Purchase Agreement" means a written
                     -----------------------------------
agreement between the Company and the Optionee evidencing the terms and restrictions applying to Restricted Stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

               (x)  "Share" means a share of Common Stock of the Company as
                     -----
adjusted in accordance with Section 10 of the Plan.

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               (y)  "Stock Purchase Right" means the right to purchase Shares
                     --------------------
pursuant to Section 8 of the Plan, as evidenced by a Notice of Grant.

               (z)  "Subsidiary" means a "subsidiary corporation," whether now
                     ----------
or hereafter existing, as defined in Section 424(f) of the Code.

     3.  Eligibility.  Nonstatutory Stock Options and Stock Purchase Rights may
         -----------
be granted to Employees and Consultants. If otherwise eligible, an Employee or Consultant who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

     4.  Stock Subject to the Plan. Subject to the provisions of Section 10 of
         -------------------------
the Plan, the total number of Shares reserved and available for issuance under the Plan is 12,909,767 Shares.

     Subject to Section 10 of the Plan, if any Shares subject to an Option or Stock Purchase Right cease to be subject to such Option or Stock Purchase Right (other than through exercise of the Option or Stock Purchase Right), or if any Option or Stock Purchase Right granted hereunder is forfeited, or any such award otherwise terminates prior to the issuance of Shares to the Optionee, the Shares that were subject to such Option or Stock Purchase Right shall again be available for distribution in connection with future grants of Options and Stock Purchase Rights under the Plan. Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan except that if Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     5.  Administration.
         --------------

               (a)  Administration.  The Plan may be administrated by the Board
                    --------------
or a Committee designated by the Board, and may be administered by different Committees with respect to different groups of Employees and Consultants.

               (b)  Powers of the Administrator. Subject to the provisions of
                    ---------------------------
the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                         (i)    to determine the Fair Market Value of the
Shares, in accordance with Section 2(l) of the Plan;

                         (ii)   to select the Consultants and Employees to whom
Options or Stock Purchase Rights may be granted hereunder;

                         (iii)  to determine whether and to what extent Options
and Stock Purchase Rights or any combination thereof may be granted hereunder;

                         (iv)   to determine the number of Shares to be covered
by each Option or Stock Purchase Right granted hereunder;

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                         (v)    to approve forms of agreement for use under the
Plan;

                         (vi)   to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options and Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                         (vii)  to construe and interpret the terms of the Plan;

                         (viii) to prescribe, amend and rescind rules and
regulations relating to the Plan;

                         (ix)   to determine whether and under what
circumstances an Option or Stock Purchase Right may be settled in cash instead of Shares or Shares instead of cash;

                         (x)    to modify or amend each Option or Stock Purchase
Right (subject to Section 12 of the Plan);

                         (xi)   to authorize any person to execute on behalf of
the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

                         (xii)  to allow Optionees to satisfy withholding
obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld is to be determined by the Board. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                         (xiii) to determine the terms and restrictions
applicable to Options and Stock Purchase Rights; and

                         (xiv)  to make all other determinations deemed
necessary or advisable for administering the Plan.

               (c)  Effect of Administrator's Decision. The Administrator's
                    ----------------------------------
decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

     6.  Duration of the Plan.  The Plan shall remain in effect until terminated
         --------------------
by the Board under the terms of the Plan.

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     7.  Options.
         -------

          (a)  Options.  The Administrator, in its discretion, may grant Options
               -------
to eligible Consultants and Employees. Each Option shall be evidenced by a Notice of Grant, which shall be in such form and contain such provisions as the Administrator shall from time to time deem appropriate. Without limiting the foregoing, the Administrator may at any time authorize the Company, with the consent of the respective recipients, to issue new Options in exchange for the surrender and cancellation of outstanding Options. Option agreements shall contain the following terms and conditions:

                    (i)    Exercise Price; Number of Shares.  The per share
                           --------------------------------
exercise price for the Shares issuable pursuant to an Option shall be such price as is determined by the Administrator. The Notice of Grant shall specify the number of Shares to which it pertains.

                    (ii)   Waiting Period and Exercise Dates.  At the time an
                           ---------------------------------
Option is granted, the Administrator will determine the terms and conditions to be satisfied before Shares may be purchased, including the dates on which Shares subject to the Option may first be purchased. The Administrator may specify that an Option may not be exercised until the completion of the service period specified at the time of grant. (Any such period is referred to herein as the "waiting period.") At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised, which shall not be earlier than the end of the waiting period, if any.

                    (iii)  Form of Payment.  The consideration to be paid for
                           ---------------
the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of:

                           (1)  cash;

                           (2)  check;

                           (3)  promissory note;

                           (4)  other Shares which (A) in the case of Shares
acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, (B) have a Fair Market Value on the date of surrender not greater than the aggregate exercise price of the Shares as to which said Option shall be exercised, and (C) are of the same class of stock as the Shares to be purchased;

                           (5)  delivery of a properly executed exercise notice
together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

                           (6)  any combination of the foregoing methods of
payment; or

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                         (7) such other consideration and method of payment for
the issuance of Shares to the extent permitted by Applicable Laws.

          (b)  Buyout Provisions.  The Administrator may at any time offer to
               -----------------
buyout for a payment in cash, promissory note or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

          (c)  Method of Exercise.
               ------------------

                    (i)   Procedure for Exercise; Rights as a Stockholder. Any
                          -----------------------------------------------
Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and as shall be permissible under the terms of the Plan.

                    An Option may not be exercised for a fraction of a Share.

                    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator and permitted by the Option Agreement, consist of any consideration and method of payment allowable under subsection 7(a)(iii) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

                    Exercise of an Option in any manner shall result in a decrease in the number of Shares, which thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                    (ii)  Termination of Employment or Consulting Relationship.
                          ----------------------------------------------------
In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than by reason of becoming an Officer or Director and other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator at the time of grant, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                    (iii) Disability of Optionee.  In the event an Optionee's
                          ----------------------
Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may

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exercise his or her Option, but only within twelve (12) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                         (iv) Death of Optionee.  In the event of an
                              -----------------
Optionee's death, the Optionee's Optionee's Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

               (d)  Other Provisions.  Each Option granted under the Plan may
                    ----------------
contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

     8.  Stock Purchase Rights.
         ---------------------

               (a)  Rights to Purchase.  Stock Purchase Rights may be issued
                    ------------------
either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. In no event shall the purchase price be less than the minimum price required to assure compliance with applicable state law. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

               (b)  Repurchase Option.  Unless the Administrator determines
                    -----------------
otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

               (c)  Other Provisions.  The Restricted Stock Purchase Agreement
                    ----------------
shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

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           (d) Rights as a Shareholder.  Once the Stock Purchase Right is
               -----------------------
exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 10 of the Plan.

     9.  Non-Transferability of Options and Stock Purchase Rights.  Unless
         --------------------------------------------------------
determined otherwise by the Administrator, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions, as the Administrator deems appropriate.

     10. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset
         ----------------------------------------------------------------------
Sale or Change of Control.
-------------------------

           (a) Changes in Capitalization.  Subject to any required action
               -------------------------
by the stockholders of the Company, the number of Shares covered by each outstanding Option and Stock Purchase Right, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per Share covered by each such outstanding Option or Stock Purchase Right, shall be appropriately adjusted by the Board, in its discretion, for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, conversion or reclassification, or any other increase or decrease in the number of issued Shares. Such adjustment by the Board shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or Stock Purchase Right.

           (b) Dissolution or Liquidation.  In the event of the proposed
               --------------------------
dissolution or liquidation of the Company, to the extent that an Option or Stock Purchase Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option or Stock Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.

           (c) Merger or Asset Sale.  In the event of a merger of the
               --------------------
Company with or into another corporation, or the sale of substantially all of the assets of the Company (except as otherwise

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provided for in Section 10(d) below), each outstanding Option or Stock Purchase
Right shall be assumed or an equivalent Option or Stock Purchase Right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or Stock Purchase Right or to substitute an equivalent option or right, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Stock Purchase Right as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option or Stock Purchase Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, immediately following the merger or sale of assets, the Option or Stock Purchase Right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received
                         --------
in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the Optionee, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Shares in the merger or sale of assets.

     11.  Date of Grant.  The date of grant of an Option or Stock Purchase Right
          -------------
shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     12.  Amendment and Termination of the Plan.
          -------------------------------------

               (a)  Amendment and Termination. The Board may at any time amend,
                    -------------------------
alter, suspend or terminate the Plan.

               (b)  Effect of Amendment or Termination.  No amendment,
                    ----------------------------------
alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

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     13.  Conditions Upon Issuance of Shares.
          ----------------------------------

               (a)  Legal Compliance.  Shares shall not be issued pursuant to
                    ----------------
the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               (b)  Investment Representations.  As a condition to the
                    --------------------------
exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     14.  Liability of Company.
          --------------------

               (a)  Inability to Obtain Authority.  The inability of the
                    -----------------------------
Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

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